Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
ARM HOLDINGS PLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (3)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, nominal value GBP 0.001 per share, represented by American depositary shares, issuable under the Omnibus Incentive Plan and the ESPP (1)	Other (2)	13,821,271	$208.69	$2,884,361,044.99	.0001381	$398,330.26
Total Offering Amounts					$2,884,361,044.99		$398,330.26
Total Fee Offsets							—
Net Fee Due							$398,330.26

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-8 (the “Registration Statement”) covers any additional ordinary shares, nominal value GBP 0.001 per share (“Ordinary Shares”), of Arm Holdings plc (the “Registrant”), represented by American depositary shares (“ADSs”), that become issuable under the Arm Holdings plc 2023 Omnibus Incentive Plan with the Non-Employee Sub-Plan and the France and Israel Sub-Plans (as amended, the “Omnibus Incentive Plan”) and the Arm Holdings plc 2024 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares.
The Ordinary Shares that may be issued pursuant to the Registration Statement may be represented by ADSs each of which represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-274128).

(2)	Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per ADS of the Registrant as reported on the Nasdaq Global Select Market on May 12, 2026, of $208.69.
(3)	The number of Ordinary Shares under the column “Amount Registered” represents the aggregate number of Ordinary Shares (or ADSs representing Ordinary Shares) that may be issued or sold and issued under the Omnibus Incentive Plan and the ESPP, respectively, pursuant to the Registration Statement.